EXHIBIT 99.1

FUEGO ENTERTAINMENT, INC.
Hugo M. Cancio
Chairman and CEO
8010 NW 156 Street
Miami Lakes, FL 33016

Tel.:	+1 (305) 823 9999
Mail:	hugo.cancio@fuegoentertainment.net

Zurich, March 25, 2008

LETTER OF RESIGNATION

Dear Mr. Cancio

I tender my resignation of my appointment as a member of the Board of Directors of Fuego Entertainment, Inc., effective on April 1st, 2008.

I have no disagreements with the Company on any matter relating to the Company's operations, policies or practices.

It has been a pleasure working with you and I am grateful for the experiences we have shared.

I wish you and the Company all the best for the future.

Yours sincerely,

/s/  Mark A. Bodin

Mark A. Bodin